Exhibit 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report on Form 10-K of Liaoning Shuiyun Qinghe Rice Industry Co., Ltd. (the “Company”) for the year ended April 30, 2022, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Baobing He, the Chief Executive Officer, of the Company, do hereby certify pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: July 15, 2022

/s/ Baobing He
Baobing He
Chief Executive Officer
(Principal Executive Officer)